UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 10, 2020, the Company held a special meeting of shareholders (the “Special Meeting”). Greater than 50.01% of the shares of common stock outstanding and entitled to vote at the Special Meeting were present in person or by proxy, thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions
Approval authorizing the Company for a period of up to twelve months from the date of the Meeting, to adopt an amendment to the Company’s Certificate of Incorporation to effect a Reverse Stock Split in a ratio up to, and including 1 for 5, such ratio to be determined by the Board, or to determine not to proceed with the Reverse Stock Split (“Proposal 1”).	31,860,764	10,706,419	184,409
Approval authorizing the Company to file an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of Blank Check Preferred stock, par value $0.0001 per share, in one or more series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine (“Proposal 2”):	19,228,013	10,051,082	197,387

On the basis of the above votes, (i) Proposal 1 was approved; and (ii) Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS, INC..

Date: January 16, 2020	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer

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